As filed with the Securities and Exchange Commission on June 26, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MODTECH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of organization)	33-0825386 (I.R.S. Employer incorporation or Identification No.)

2830 BARRETT AVENUE
PERRIS, CA 92571
(Address of Principal Executive Office) (Zip Code)

MODTECH HOLDINGS, INC. 1999 NONSTATUTORY STOCK OPTION PLAN
(Full title of the plan)

EVAN M. GRUBER
2830 BARRETT AVENUE
PERRIS, CA 92571
(Name and address of agent for service)

(909) 943-4014
(Telephone number, including area code, of agent for service)

COPY TO:
JON R. HADDAN, ESQ.
HADDAN & ZEPFEL LLP
4685 MACARTHUR COURT, SUITE 220
NEWPORT BEACH, CA 92660
(949) 752-6100

CALCULATION OF REGISTRATION

Title of Securities	Amount to	Proposed Maximum	Proposed Maximum	Amount of
to Be Registered	Be Registered	Offering Price Per Share (1)	Aggregate Offering Price (1)	Registration Fee

Common Stock, $0.01 par value	200,000	$11.15	$2,230,000	$205.16

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) based on the average of the high and low prices per share of Common Stock as reported on the Nasdaq National Market on June 24, 2002.

INTRODUCTION

     We are filing this Registration Statement on Form S-8 to register an additional 200,000 shares of our common stock that we may issue under our 1999 Nonstatutory Stock Option Plan by reason of an amendment thereto. We have included in this Registration Statement only those items required by General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     In accordance with the instructions to Form S-8, we are not including Part I with this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Pursuant to General Instruction E to Form S-8, the contents of our Registration Statement on Form S-8 (Registration No. 333-79023) filed with the Securities and Exchange Commission on May 21, 1999 are incorporated by reference and made a part hereof.

ITEM 8. EXHIBITS.

5.1	Opinion of Haddan & Zepfel LLP

23.1	Consent of KPMG LLP

23.2	Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereof)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on June 25, 2002.

MODTECH HOLDINGS, INC.

By:	/s/ EVAN M. GRUBER

Evan M. Gruber Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Evan M. Gruber his attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ EVAN M. GRUBER Evan M. Gruber	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	June 25, 2002

/s/ SHARI WALGREN SMITH Shari Walgren Smith	Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2002

/s/ MICHAEL G. RHODES Michael G. Rhodes	Director	June 25, 2002

Stanley N. Gaines	Director	June , 2002

/s/ CHARLES C. McGETTIGAN Charles C. McGettigan	Director	June 25, 2002

/s/ MYRON A. WICK III Myron A. Wick III	Director	June 25, 2002

Daniel J. Donahoe III	Director	June , 2002

Signature	Title	Date

/s/ CHARLES A. HAMILTON Charles A. Hamilton	Director	June 25, 2002

/s/ CHARLES R. GWIRTSMAN Charles R. Gwirtsman	Director	June 21, 2002

/s/ ROBERT W. CAMPBELL Robert W. Campbell	Director	June 25, 2002

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

5.1	Opinion of Haddan & Zepfel LLP
23.1	Consent of KPMG LLP
23.2	Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)
24.1	Power of Attorney (Contained on signature page hereof)